                                                                  DRAFT 10/04/96


                                   1,800,000 Shares


                                SBS TECHNOLOGIES, INC.


                              COMMON STOCK, NO PAR VALUE

                                UNDERWRITING AGREEMENT



                , 1996

COWEN & COMPANY
SOUNDVIEW FINANCIAL GROUP, INC.
As Representatives of the several Underwriters
c/o Cowen & Company
Financial Square
New York, New York 10005

Dear Sirs:

         1. INTRODUCTORY. SBS Technologies, Inc., a New Mexico corporation (the "Company") and a shareholder of the Company named in Schedule B hereto (the "Firm Selling Shareholder" propose to sell, pursuant to the terms of this Agreement, to the several underwriters named in Schedule A hereto (the "Underwriters," or, each, an "Underwriter"), 1,580,000 and 220,000 shares of Common Stock, no par value (the "Common Stock") of the Company, respectively. The aggregate of 1,800,000 shares so proposed to be sold is hereinafter referred to as the "Firm Stock." The Company, the Firm Selling Shareholder, certain shareholders of the Company designated as principal selling shareholders in Schedule B hereto (the "Principal Selling Shareholders") and other shareholders of the Company named in Schedule B hereto (the "Other Selling Shareholders," and together with the Firm Selling Shareholder and the Principal Selling Shareholders, the "Selling Shareholders") also propose to sell to the Underwriters, upon the terms and conditions set forth in Section 3 hereof, up to an additional 270,000 shares of Common Stock (the "Optional Stock"). The Firm Stock and the Optional Stock are hereinafter collectively referred to as the "Stock." Cowen & Company ("Cowen") and SoundView Financial Group, Inc. are acting as representatives of the several Underwriters and in such capacity are hereinafter referred to as the "Representatives."

                                          1.

         2. (a) REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE PRINCIPAL SELLING SHAREHOLDERS. The Company and the Principal Selling Shareholders represent and warrant to, and agree with, the several underwriters that:

    (a) (i) A registration statement on Form S-2 (File No. 333-_______) in the form in which it became or becomes effective and also in such form as it may be when any post-effective amendment thereto shall become effective with respect to the Stock, including any pre-effective prospectuses included as part of the registration statement as originally filed or as part of any amendment or supplement thereto, or filed pursuant to Rule 424 under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, copies of which, including all documents incorporated by reference therein, have heretofore been delivered to you, has been carefully prepared by the Company in conformity with the requirements of the Securities Act and has been filed with the Commission under the Securities Act; one or more amendments to such registration statement, including in each case an amended pre-effective prospectus, copies of which amendments, including all documents incorporated by reference therein, have heretofore been delivered to you, have been so prepared and filed. If it is contemplated, at the time this Agreement is executed, that a post-effective amendment to the registration statement will be filed and must be declared effective before the offering of the Stock may commence, the term "Registration Statement" as used in this Agreement means the registration statement as amended by said post-effective amendment. The term "Registration Statement" as used in this Agreement shall also include any registration statement relating to the Stock that is filed and declared effective pursuant to Rule 462(b) under the Securities Act. The term "Prospectus" as used in this Agreement means the prospectus in the form included in the Registration Statement, or, (A) if the prospectus included in the Registration Statement omits information in reliance on Rule 430A under the Securities Act and such information is included in a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act, the term "Prospectus" as used in this Agreement means the prospectus in the form included in the Registration Statement as supplemented by the addition of the Rule 430A information contained in the prospectus filed with the Commission pursuant to Rule 424(b) and (B) if prospectuses that meet the requirements of
    Section 10(a) of the Securities Act are delivered pursuant to Rule 434 under the Securities Act, then (i) the term "Prospectus" as used in this Agreement means the "prospectus subject to completion" (as such term is defined in Rule 434(g) under the Securities Act) as supplemented by (a) the addition of Rule 430A information or other information contained in the form of prospectus delivered pursuant to Rule 434(b)(2) under the Securities Act or (b) the information contained in the term sheets described in Rule 434(b)(3) under the Securities Act, and (ii) the date of such prospectuses shall be deemed to be the date of the term sheets. The term "Pre-effective Prospectus" as used in this Agreement means the prospectus subject to completion in the form included in the Registration Statement at the time of the initial filing of the Registration Statement with the Commission, and as such prospectus shall have been


                                          2.

    amended from time to time prior to the date of the Prospectus. Any reference herein to any Pre-effective Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Form S-2 under the Securities Act, as of the date of such Pre-effective Prospectus or Prospectus, as the case may be, and any reference to any amendment or supplement to any Pre-effective Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and so incorporated by reference.

    (b) (ii) The Commission has not issued or threatened to issue any order preventing or suspending the use of any Pre-effective Prospectus, and, at its date of issue, each Pre-effective Prospectus conformed in all material respects with the requirements of the Securities Act and did not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and, when the Registration Statement becomes effective and at all times subsequent thereto up to and including each of the Closing Dates (as hereinafter defined), the Registration Statement and the Prospectus and any amendments or supplements thereto contained and will contain all material statements and information required to be included therein by the Securities Act and conformed and will conform in all material respects to the requirements of the Securities Act and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, included or will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representations, warranties and agreements shall not apply to information contained in or omitted from any Pre-effective Prospectus or the Registration Statement or the Prospectus or any such amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter, directly or through you, or by any Selling Shareholder, specifically for use in the preparation thereof; there is no franchise, lease, contract, agreement or document required to be described in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed therein as required; and all descriptions of any such franchises, leases, contracts, agreements or documents contained in the Registration Statement are accurate and complete descriptions of such documents in all material respects. The documents incorporated by reference in the Registration Statement, any Preliminary Prospectus and the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

    (c) (iii) Subsequent to the respective dates as of which information is given in the


                                          3.

    Registration Statement and Prospectus, and except as set forth or contemplated in the Prospectus, neither the Company nor any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, nor entered into any transactions not in the ordinary course of business, and there has not been any material adverse change in the condition (financial or otherwise), properties, business, management, prospects, net worth or results of operations of the Company and its subsidiaries considered as a whole, or any change in the capital stock, short-term or long-term debt of the Company and its subsidiaries considered as a whole.

    (d) (iv) The financial statements, together with the related notes and schedules, set forth in the Prospectus and elsewhere in the Registration Statement fairly present, on the basis stated in the Registration Statement, the financial position and the results of operations and changes in financial position of the Company and its consolidated subsidiaries at the respective dates or for the respective periods therein specified. Such statements and related notes and schedules have been prepared in accordance with generally accepted accounting principles applied on a consistent basis except as may be set forth in the Prospectus. The selected financial and statistical data set forth in the Prospectus under the captions "Summary Financial Data" and "Selected Consolidated Financial Data" fairly present, on the basis stated in the Registration Statement, the information set forth therein.

    (e) (v) KPMG Peat Marwick LLP, who have expressed their opinions on the audited financial statements and related schedules included in the Registration Statement and the Prospectus are independent public accountants as required by the Securities Act and the Rules and Regulations.

    (f) (vi) The Company and each of its subsidiaries have been duly organized and are validly existing and in good standing as corporations under the laws of their respective jurisdictions of organization, with power and authority (corporate and other) to own or lease their properties and to conduct their businesses as described in the Prospectus; the Company is and each of its subsidiaries are in possession of and operating in compliance with all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders required for the conduct of its business, all of which are valid and in full force and effect; and the Company is and each of such subsidiaries are duly qualified to do business and in good standing as foreign corporations in all other jurisdictions where their ownership or leasing of properties or the conduct of their businesses requires such qualification. The Company has and each of its subsidiaries have all requisite power and authority, and all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses and permits of and from all public regulatory or governmental agencies and bodies to own, lease and operate its properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectus, and no such consent, approval, authorization, order, registration, qualification, license or permit contains a materially burdensome


                                          4.

    restriction not adequately disclosed in the Registration Statement and the Prospectus. The Company owns or controls, directly or indirectly, only the corporations, associations or other entities listed in exhibit 21.1 to the Registration Statement.

    (g) (vii) The Company's authorized and outstanding capital stock is on the date hereof, and will be on the Closing Dates, as set forth under the heading "Capitalization" in the Prospectus; the outstanding shares of common stock (including the outstanding shares of Stock) of the Company conform to the description thereof in the Prospectus and have been duly authorized and validly issued and are fully paid and nonassessable; are duly listed on the Nasdaq National Market and have been issued in compliance with all federal and state securities laws and were not issued in violation of or subject to any preemptive rights or similar rights to subscribe for or purchase securities and conform to the description thereof contained in the Prospectus. Except as disclosed in and or contemplated by the Prospectus and the financial statements of the Company and related notes thereto included in the Prospectus, the Company does not have outstanding any options or warrants to purchase, or any preemptive rights or other rights to subscribe for or to purchase any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations, except for options granted subsequent to the date of information provided in the Prospectus pursuant to the Company's employee and stock option plans as disclosed in the Prospectus. The description of the Company's stock option and other stock plans or arrangements, and the options or other rights granted or exercised thereunder, as set forth in the Prospectus, accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights. All outstanding shares of capital stock of each subsidiary have been duly authorized and validly issued, and are fully paid and nonassessable and (except for directors' qualifying shares) are owned directly by the Company or by another wholly owned subsidiary of the Company free and clear of any liens, encumbrances, equities or claims.

    (h) (viii) The Stock to be issued and sold by the Company to the Underwriters hereunder has been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and nonassessable and free of any preemptive or similar rights and will conform to the description thereof in the Prospectus.

    (i) (ix) Except as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any subsidiary is subject, which, if determined adversely to the Company or any such subsidiary or affiliate, might individually or in the aggregate (i) prevent or adversely affect the transactions contemplated by this Agreement, (ii) suspend the effectiveness of the Registration Statement,
    (iii) prevent or suspend the use of the Pre-effective Prospectus in any jurisdiction or (iv) result in a material adverse


                                          5.

    change in the condition (financial or otherwise), properties, business, management, prospects, net worth or results of operations of the Company and its subsidiaries considered as a whole and there is no valid basis for any such legal or governmental proceeding; and to the best of the Company's knowledge no such proceedings are threatened or contemplated against the Company or any subsidiary by governmental authorities or others. The Company is not a party nor subject to the provisions of any material injunction, judgment, decree or order of any court, regulatory body or other governmental agency or body. The description of the Company's litigation under the heading "Legal Proceedings" in the Prospectus is true and correct and complies with the Rules and Regulations.

    (j) (x) The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated (A) will not result in any violation of the provisions of the certificate of incorporation, by-laws or other organizational documents of the Company or its subsidiary, or any law, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or its subsidiary or any of their properties or assets, (B) will not conflict with or result in a breach or violation of any of the terms or provisions of or constitute a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of its properties is or may be bound, the Articles of Incorporation, By-laws or other organizational documents of the Company or any of its subsidiaries, or any law, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or will result in the creation of a lien.

    (k) (xi) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby, except such as may be required by the National Association of Securities Dealers, Inc. (the "NASD") or under the Securities Act or the Exchange Act or the securities or "Blue Sky" laws of any jurisdiction in connection with the purchase and distribution of the Stock by the Underwriters.

    (l) (xii) The Company has the full corporate power and authority to enter into this Agreement and to perform its obligations hereunder (including to issue, sell and deliver the Stock), and this Agreement has been duly and validly authorized, executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that rights to indemnity and contribution hereunder may be limited by federal or state securities laws or the public policy underlying such laws.

    (m) (xiii) The Company and its subsidiaries are in all material respects in compliance


                                          6.

    with, and conduct their businesses in conformity with, all applicable federal, state, local and foreign laws, rules and regulations or any court or governmental agency or body; to the knowledge of the Company, otherwise than as set forth in the Registration Statement and the Prospectus, no prospective change in any of such federal or state laws, rules or regulations has been adopted which, when made effective, would have a material adverse effect on the operations of the Company and its subsidiaries.

    (n) (xiv) The Company and its subsidiaries have filed all necessary federal, state, local and foreign income, payroll, franchise and other tax returns and have paid all taxes shown as due thereon or with respect to any of their properties, and there is no tax deficiency that has been, or to the knowledge of the Company is likely to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets that would adversely affect the financial position, business or operations of the Company and its subsidiaries.

    (o) (xv) No person or entity has the right to require registration of shares of Common Stock or other securities of the Company because of the filing or effectiveness of the Registration Statement or otherwise, except for persons and entities who have expressly waived such right or who have been given proper notice and have failed to exercise such right within the time or times required under the terms and conditions of such right.

    (p) (xvi) Neither the Company nor any of its officers, directors or affiliates has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.

    (q) (viii) The Company and its subsidiaries own or possess the right to use all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the Prospectus as being owned by them or any of them or necessary for the conduct of their respective businesses, and the Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company and its subsidiaries with respect to the foregoing. The Company's business as now conducted and as proposed to be conducted does not and will not infringe or conflict with in any material respect patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses or other intellectual property or franchise right of any person. Except as described in the Prospectus, no claim has been made against the Company alleging the infringement by the Company of any patent, trademark, service mark, trade name, copyright, trade secret, license in or other intellectual property right or franchise right of any person.

    (r) (xix) The Company and its subsidiaries have performed all material obligations required to be performed by them under all contracts required by Item 601(b)(10) of


                                          7.

    Regulation S-K under the Securities Act to be filed as exhibits to the Registration Statement, and neither the Company nor any of its subsidiaries nor any other party to such contract is in default under or in breach of any such obligations. Neither the Company nor any of its subsidiaries has received any notice of such default or breach.

    (s) (xx) The Company is not involved in any labor dispute nor is any such dispute threatened. The Company is not aware that (A) any executive, key employee or significant group of employees of the Company or any subsidiary plans to terminate employment with the Company or any such subsidiary or
    (B) any such executive or key employee is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company and its subsidiaries. Neither the Company nor any subsidiary has or expects to have any liability for any prohibited transaction or funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to which the Company or any subsidiary makes or ever has made a contribution and in which any employee of the Company or any subsidiary is or has ever been a participant. With respect to such plans, the Company and each subsidiary are in compliance in all material respects with all applicable provisions of ERISA.

    (t) (xxi)  The Company has obtained the written agreement described in
    Section 8(l) of this Agreement from each of its officers, directors and holders of Common Stock listed on Schedule C hereto.

    (u) (xxii) The Company and its subsidiaries have, and the Company and its subsidiaries as of the Closing Dates will have, good and marketable title in fee simple to all real property and good and marketable title to all personal property owned or proposed to be owned by them which is material to the business of the Company or of its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described the Prospectus or such as would not have a material adverse effect on the Company and its subsidiaries considered as a whole; and any real property and buildings held under lease by the Company and its subsidiaries or proposed to be held after giving effect to the transactions described in the Prospectus are, or will be as of each of the Closing Dates, held by them under valid, subsisting and enforceable leases with such exceptions as would not have a material adverse effect on the Company and its subsidiaries considered as a whole, in each case except as described in or contemplated by the Prospectus.

    (v) (xxiii) The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged or propose to engage after giving effect to the transactions described in the Prospectus; and neither the Company nor any


                                          8.

    subsidiary of the Company has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company and its subsidiaries considered as a whole, except as described in or contemplated by the Prospectus.

    (w) (xxiv) Other than as contemplated by this Agreement, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder's fee or other fee or commission as a result of any of the transactions contemplated by this Agreement.

    (x) (xxv) The Company has complied with all provisions of Section 517.075 Florida Statutes (Chapter 92-198; Laws of Florida).

    (y) (xxvi) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets;
    (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

    (z) (xxvii) To the Company's knowledge, neither the Company nor any of its subsidiaries nor any employee or agent of the Company or any of its subsidiaries has made any payment of funds of the Company or any of its subsidiaries or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus.

    (aa) (xxviii) Neither the Company nor any of its subsidiaries is or, after application of the net proceeds of this offering as described under the caption "Use of Proceeds" in the Prospectus, will become an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

    (bb) (xxix) Each certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters shall be deemed to be a representation and warranty by the Company as to the matters covered thereby.

         (b) REPRESENTATIONS AND WARRANTIES AND AGREEMENTS OF THE SELLING SHAREHOLDERS. Each Selling Shareholder represents and warrants to, and agrees with, the several Underwriters


                                          9.

that such Selling Shareholder:

    (i) Now has, and on the Closing Dates will have, valid and marketable title to the Shares to be sold by such Selling Shareholder, free and clear of any lien, claim, security interest or other encumbrance, including, without limitation, any restriction on transfer, and has full right, power and authority to enter into this Agreement, the Power of Attorney and the Custody Agreement (each as hereinafter defined), and, to the extent such Selling Shareholder is a corporation, has been duly organized and is validly existing and in good standing as a corporation under the laws of its jurisdiction of organization.

    (ii) Now has, and on each of the Closing Dates will have, upon delivery of and payment for each share of Stock hereunder, full right, power and authority, any approval required by law to sell, transfer, assign and deliver the Stock being sold by such Selling Shareholder hereunder, and each of the several Underwriters will acquire valid and marketable title to all of the Stock being sold to the Underwriters by such Selling Shareholder, free and clear of any liens, encumbrances, equities claims, restrictions on transfer or other defects whatsoever.

    (iii) For a period of 120 days after the date of this Agreement, without the consent of Cowen, such Selling Shareholder will not offer to sell, sell, contract to sell or otherwise dispose of any Stock or securities convertible into or exchangeable for Stock, including, without limitation Stock which may be deemed to be beneficially owned by such Selling Shareholder in accordance with the Rules and Regulations, except for the Stock being sold hereunder.

    (iv) Has duly executed and delivered a power of attorney, in substantially the form heretofore delivered by the Representatives (the "Power of Attorney"), appointing ____________ and ____________, and each of them, as attorney-in-fact (the "Attorneys-in-fact") with authority to execute and deliver this Agreement on behalf of such Selling Shareholder, to authorize the delivery of the shares of Stock to be sold by such Selling Shareholder hereunder and otherwise to act on behalf of such Selling Shareholder in connection with the transactions contemplated by this Agreement.

    (v) Has duly executed and delivered a custody agreement, in substantially the form heretofore delivered by the Representatives (the "Custody Agreement"), with ____________ as custodian (the "Custodian"), pursuant to which certificates in negotiable form for the shares of Stock to be sold by such Selling Shareholder hereunder have been placed in custody for delivery under this Agreement.

    (vi) Has, by execution and delivery of each of this Agreement, the Power of Attorney and the Custody Agreement, created valid and binding obligations of such Selling Shareholder, enforceable against such Selling Shareholder in accordance with its terms, except to the extent that rights to indemnity hereunder may be limited by federal or state


                                         10.

    securities laws or the public policy underlying such laws.

    (vii) The performance of this Agreement, the Custody Agreement and the Power of Attorney, and the consummation of the transactions contemplated hereby and thereby will not result in a breach or violation by such Selling Shareholder of any of the terms or provisions of, or constitute a default by such Selling Shareholder under, any indenture, mortgage, deed of trust, trust (constructive or other), loan agreement, lease, franchise, license or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder or any of its properties is bound, or any judgment of any court or governmental agency or body applicable to such Selling Shareholder or any of its properties, or to such Selling Shareholder's knowledge, any statute, decree, order, rule or regulation of any court or governmental agency or body applicable to such Selling Shareholder or any of its properties.

    (c) Each of the Other Selling Shareholders represents and warrants to, and agrees with, the several Underwriters that it is not aware that any of the representations and warranties set forth in Section 2(a) above is untrue or inaccurate in any material respect.

         Each Selling Shareholder agrees that the shares of Stock represented by the certificates held in custody under the Custody Agreement are for the benefit of and coupled with and subject to the interests of the Underwriters, the other Selling Shareholders and the Company hereunder, and that the arrangement for such custody and the appointment of the Attorneys-in-fact are irrevocable; that the obligations of such Selling Shareholder hereunder shall not be terminated by operation of law, whether by the death or incapacity, liquidation or distribution of such Selling Shareholder, or any other event, that if such Selling Shareholder should die or become incapacitated or is liquidated or dissolved or any other event occurs, before the delivery of the Stock hereunder, certificates for the Stock to be sold by such Selling Shareholder shall be delivered on behalf of such Selling Shareholder in accordance with the terms and conditions of this Agreement and the Custody Agreement, and action taken by the Attorneys-in-fact or any of them under the Power of Attorney shall be as valid as if such death, incapacity, liquidation or dissolution or other event had not occurred, whether or not the Custodian, the Attorneys-in-fact or any of them shall have notice of such death, incapacity, liquidation or dissolution or other event.

         3. PURCHASE BY, AND SALE AND DELIVERY TO, UNDERWRITERS--CLOSING DATES. The Company and the Firm Selling Shareholder agree, severally and not jointly, to sell to the Underwriters the Firm Stock, with the number of shares to be sold by the Company and the Firm Selling Shareholder being the number of Shares set opposite his name in Schedule B; and on the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase the Firm Stock from the Company and the Firm Selling Shareholder, the number of shares of Firm Stock to be purchased by each Underwriter being set opposite its name in


                                         11.

Schedule A, subject to adjustment in accordance with Section 12 hereof. The number of shares of Stock to be purchased by each Underwriter from the Firm Selling Shareholder hereunder shall bear the same proportion to the total number of shares of Stock to be purchased by such Underwriter hereunder as the number of shares of stock being sold by the Firm Selling Shareholder bears to the total number of shares of Stock being sold by the Firm Selling Shareholder, subject to adjustment by the Representatives to eliminate fractions.

         The purchase price per share to be paid by the Underwriters to the Company and the Firm Selling Shareholder will be the price per share set for $____ in the table on the cover page of the Prospectus under the heading "Proceeds to the Company" (the "Purchase Price").

         The Company and the Firm Selling Shareholder will deliver the Firm Stock to the Representatives for the respective accounts of the several Underwriters (in the form of definitive certificates, issued in such names and in such denominations as the Representatives may direct by notice in writing to the Company and the Firm Selling Shareholder given at or prior to 12:00 Noon, New York Time, on the second full business day preceding the First Closing Date (as defined below) or, if no such direction is received, in the names of the respective Underwriters or in such other names as Cowen may designate (solely for the purpose of administrative convenience) and in such denominations as Cowen may determine, against payment of the aggregate Purchase Price therefor by certified or official bank check or checks in immediately available funds (same day funds), payable to the order of the Company and ____________ as Custodian for the Firm Selling Shareholder, all at the offices of Schuler, Messersmith & McNeill, 5700 Harper Drive, NE, Suite 430, Albuquerque, New Mexico 87109. The time and date of the delivery and closing shall be at 10:00 A.M., New York Time, on ____________, 1996, in accordance with Rule 15c6-1 of the Exchange Act. The time and date of such payment and delivery are herein referred to as the "First Closing Date." The First Closing Date and the location of delivery of, and the form of payment for, the Firm Stock may be varied by agreement among the Company, the Firm Selling Shareholder and Cowen. The First Closing Date may be postponed pursuant to the provisions of Section 12.

         The Company and the Firm Selling Shareholder shall make the certificates for the Stock available to the Representatives for examination on behalf of the Underwriters not later than 10:00 A.M., New York Time, on the business day preceding the First Closing Date at the offices of Cowen & Company, Financial Square, New York, New York 10005.

         It is understood that Cowen or SoundView Financial Group, Inc., individually and not as Representatives of the several Underwriters, may (but shall not be obligated to) make payment to the Company or to the Firm Selling Shareholder on behalf of any Underwriter or Underwriters, for the Stock to be purchased by such Underwriter or Underwriters. Any such payment by Cowen or SoundView Financial Group, Inc. shall not relieve such Underwriter or Underwriters from any of its or their other obligations hereunder.

         The several Underwriters agree to make a public offering of the Firm Stock at the


                                         12.

public offering price as soon after the effectiveness of the Registration Statement as in their judgment is advisable. The Representatives shall promptly advise the Company and the Firm Selling Shareholder of the making of the initial public offering.

         For the purpose of covering any over-allotments in connection with the distribution and sale of the Firm Stock as contemplated by the Prospectus, of the Selling Shareholders hereby grants to the Underwriters an option to purchase, severally and not jointly, up to the aggregate number of shares of Optional Stock set forth opposite the Company's and each such Selling Shareholder's respective names on Schedule B hereto, for an aggregate of up to 270,000 shares. The price per share to be paid for the Optional Stock shall be the Purchase Price. The option granted hereby may be exercised as to all or any part of the Optional Stock at any time, and from time to time, not more than thirty (30) days subsequent to the effective date of this Agreement. No Optional Stock shall be sold and delivered unless the Firm Stock previously has been, or simultaneously is, sold and delivered.
The right to purchase the Optional Stock or any portion thereof may be surrendered and terminated at any time upon notice by the Underwriters to the Company and the Attorneys-in-fact, on behalf of the Selling Shareholders.

         The option granted hereby may be exercised by the Underwriters by giving written notice from Cowen to the Company and the Attorney's-in-fact, on behalf of the Selling Shareholders, setting forth the number of shares of the Optional Stock to be purchased by them and the date and time for delivery of and payment for the Optional Stock. Each date and time for delivery of and payment for the Optional Stock (which may be the First Closing Date, but not earlier) is herein called the "Option Closing Date" and shall in no event be earlier than two (2) business days nor later than ten (10) business days after written notice is given. (The Option Closing Date and the First Closing Date are herein called the "Closing Dates.") All purchases of Optional Stock from the Company and the Selling Shareholders shall be made on a pro rata basis. Optional Stock shall be purchased for the account of each Underwriter in the same proportion as the number of shares of Firm Stock set forth opposite such Underwriter's name in Schedule B hereto bears to the total number of shares of Firm Stock (subject to adjustment by the Underwriters to eliminate odd lots). Upon exercise of the option by the Underwriters, the Company and the Selling Shareholders agree to sell to the Underwriters the number of shares of Optional Stock set forth in the written notice of exercise and the Underwriters agree, severally and not jointly and subject to the terms and conditions herein set forth, to purchase the number of such shares determined as aforesaid.

         The Company and the Selling Shareholders will deliver the Optional Stock to the Underwriters (in the form of definitive certificates, issued in such names and in such denominations as the Representatives may direct by notice in writing to the Selling Shareholders given at or prior to 12:00 Noon, New York Time, on the second full business day preceding the Option Closing Date or, if no such direction is received, in the names of the respective Underwriters or in such other names as Cowen may designate (solely for the purpose of administrative convenience) and in such denominations as Cowen may determine, against


                                         13.

payment of the aggregate Purchase Price therefor by certified or official bank check or checks in Clearing House funds (next day funds), payable to the order of the Company and to ____________, as Custodian for the Selling Shareholders or payable as directed by such Custodian all at the offices of Schuler, Messersmith & McNeill, 5700 Harper Drive NE, Suite 430, Albuquerque, New Mexico 87109. The Selling Shareholders shall make the certificates for the Optional Stock available to the Underwriters for examination not later than 10:00 A.M., New York Time, on the business day preceding the Option Closing Date at the offices of Cowen & Company, Financial Square, New York, New York 10005. The Option Closing Date and the location of delivery of, and the form of payment for, the Option Stock may be varied by agreement among the Company, the Selling Shareholders and Cowen. The Option Closing Date may be postponed pursuant to the provisions of Section 12.

         4. COVENANTS AND AGREEMENTS OF THE COMPANY. The Company covenants and agrees with the several Underwriters that:

    (a) The Company will (i) if the Company and the Representatives have determined not to proceed pursuant to Rule 430A of the of the Rules and Regulations, use its best efforts to cause the Registration Statement to become effective, (ii) if the Company and the Representatives have determined to proceed pursuant to Rule 430A of the Rules and Regulations, use its best efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to Rule 430A and Rule 424 of the Rules and Regulations and (iii) if the Company and the Representatives have determined to deliver Prospectuses pursuant to Rule 434 of the Rules and Regulations, to use its best efforts to comply with all the applicable provisions thereof. The Company will advise the Representatives promptly as to the time at which the Registration Statement becomes effective, will advise the Representatives promptly of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose, and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible the lifting thereof, if issued. The Company will advise the Representatives promptly of the receipt of any comments of the Commission or any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for additional information and will not at any time file any amendment to the Registration Statement or supplement to the Prospectus which shall not previously have been submitted to the Representatives a reasonable time prior to the proposed filing thereof or to which the Representatives shall reasonably object in writing or which is not in compliance with the Securities Act and the Rules and Regulations.

    (b) The Company will prepare and file with the Commission, promptly upon the request of the Representatives, any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Representatives may be necessary to enable the several Underwriters to continue the distribution of the Stock and will use its best efforts to cause the same to


                                         14.

         become effective as promptly as possible.

    (c) If at any time after the effective date of the Registration Statement when a prospectus relating to the Stock is required to be delivered under the Securities Act any event relating to or affecting the Company or any of its subsidiaries occurs as a result of which the Prospectus or any other prospectus as then in effect would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Securities Act, the Company will promptly notify the Representatives thereof and will prepare an amended or supplemented prospectus which will correct such statement or omission; and in case any Underwriter is required to deliver a prospectus relating to the Stock nine (9) months or more after the effective date of the Registration Statement, the Company upon the request of the Representatives and at the expense of such Underwriter will prepare promptly such prospectus or prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Securities Act.

    (d) The Company will deliver to the Representatives, at or before the Closing Dates, signed copies of the Registration Statement, as originally filed with the Commission, and all amendments thereto including all financial statements and exhibits thereto and all documents incorporated by reference therein, and will deliver to the Representatives such number of copies of the Registration Statement, including such financial statements, and all documents theretofore incorporated by reference therein but without exhibits, and all amendments thereto, as the Representatives may reasonably request.
         The Company will deliver or mail to or upon the order of the Representatives, from time to time until the effective date of the Registration Statement, as many copies of the Pre-effective Prospectus as the Representatives may reasonably request. The Company will deliver or mail to or upon the order of the Representatives on the date of the initial public offering, and thereafter from time to time during the period when delivery of a prospectus relating to the Stock is required under the Securities Act, as many copies of the Prospectus, in final form or as thereafter amended or supplemented as the Representatives may reasonably request; provided, however, that the expense of the preparation and delivery of any prospectus required for use nine (9) months or more after the effective date of the Registration Statement shall be borne by the Underwriters required to deliver such prospectus.

    (e) The Company will make generally available to its shareholders as soon as practicable, but not later than fifteen (15) months after the effective date of the Registration Statement, an earning statement which will be in reasonable detail


                                         15.

         (but which need not be audited) and which will comply with
         Section 11(a) of the Securities Act, covering a period of at least twelve (12) months beginning after the "effective date" (as defined in Rule 158 under the Securities Act) of the Registration Statement.

    (f) The Company will cooperate with the Representatives to enable the Stock to be registered or qualified for offering and sale by the Underwriters and by dealers under the securities laws of such jurisdictions as the Representatives may designate and at the request of the Representatives will make such applications and furnish such consents to service of process or other documents as may be required of it as the issuer of the Stock for that purpose; provided, however, that the Company shall not be required to qualify to do business or to file a general consent (other than that arising out of the offering or sale of the Stock) to service of process in any such jurisdiction where it is not now so subject. The Company will, from time to time, prepare and file such statements and reports as are or may be required of it as the issuer of the Stock to continue such qualifications in effect for so long a period as the Representatives may reasonably request for the distribution of the Stock. The Company will advise the Representatives promptly after the Company becomes aware of the suspension of the qualifications or registration of (or any such exception relating to) the Common Stock of the Company for offering, sale or trading in any jurisdiction or of any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any orders suspending such qualifications, registration or exception, the Company will, with the cooperation of the Representatives use its best efforts to obtain the withdrawal thereof.

    (g) The Company will furnish to its shareholders annual reports containing financial statements certified by independent public accountants and with quarterly summary financial information in reasonable detail which may be unaudited. During the period of five (5) years from the date hereof, the Company will deliver to the Representatives and, upon request, to each of the other Underwriters, as soon as they are available, copies of each annual report of the Company and each other report furnished by the Company to its shareholders and will deliver to the Representatives, (i) as soon as they are available, copies of any other reports (financial or other) which the Company shall publish or otherwise make available to any of its shareholders as such, (ii) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange and (iii) from time to time such other information concerning the Company as you may request. So long as the Company has active subsidiaries, such financial statements will be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its shareholders generally. Separate financial statements shall be furnished for all subsidiaries whose accounts are not consolidated but which at the


                                         16.

         time are significant subsidiaries as defined in the Rules and Regulations.

    (h) The Company will use its best efforts to list the Stock, subject to official notice of issuance, on the Nasdaq National Market concurrently with the effectiveness of the Registration Statement.

    (i) The Company will maintain a transfer agent and registrar for its Common Stock.

    (j) Prior to filing its quarterly statements on Form 10-Q, the Company will have its independent auditors perform a limited quarterly review of its quarterly numbers.

    (k) The Company will not offer, sell, assign, transfer, encumber, contract to sell, grant an option to purchase or otherwise dispose of, other than by operation of law, gifts, pledges or dispositions by estate representatives, any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock (including, without limitation, Common Stock of the Company which may be deemed to be beneficially owned by the Company in accordance with the Rules and Regulations) during the 120 days following the date on which the price of the Common Stock to be purchased by the Underwriters is set, other than the Company's sale of Common Stock hereunder and the Company's issuance of Common Stock upon the exercise of warrants and stock options which are presently outstanding and described in the Prospectus.

    (l) The Company will apply the net proceeds from the sale of the Stock as set forth in the description under "Use of Proceeds" in the Prospectus, which description complies in all respects with the requirements of Item 504 of Regulation S-K.

    (m) The Company will supply you with copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Stock under the Securities Act.

    (n) Prior to each of the Closing Dates the Company will furnish to you, as soon as they have been prepared, copies of any unaudited interim consolidated financial statements of the Company and its subsidiaries for any periods subsequent to the periods covered by the financial statements appearing in the Registration Statement and the Prospectus.

    (o) Prior to each of the Closing Dates the Company will issue no press release or other communications directly or indirectly and hold no press conference with respect to the Company or any of its subsidiaries, the financial condition, results of operations, business, prospects, assets or liabilities of any of them, or the offering of the Stock, without your prior written consent. For a period of twelve (12) months following the first Closing Date, the Company will use its best efforts


                                         17.

         to provide to you copies of each press release or other public communications with respect to the financial condition, results of operations, business, prospects, assets or liabilities of the Company at least twenty-four (24) hours prior to the public issuance thereof or such longer advance period as may reasonably be practicable.

    (p) During the period of five (5) years hereafter, the Company will furnish to the Representatives, and upon request of the Representatives, to each of the Underwriters: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders' equity and cash flows for the year then ended and the opinion thereon of the Company's independent public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Report on Form 8-K or other report filed by the Company with the Commission, or the NASD or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its Common Stock.

         5. PAYMENT OF EXPENSES. (a) The Company will pay (directly or by reimbursement) all costs, fees and expenses incurred in connection with expenses incident to the performance of the obligations of the Company and of the Selling Shareholders under this Agreement and in connection with the transactions contemplated hereby, including but not limited to (i) all expenses and taxes incident to the issuance and delivery of the Stock to the Representatives; (ii) all expenses incident to the registration of the Stock under the Securities Act;
(iii) the costs of preparing stock certificates (including printing and engraving costs); (iv) all fees and expenses of the registrar and transfer agent of the Stock; (v) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Stock to the Underwriters; (vi) fees and expenses of the Company's counsel and the Company's independent accountants; (vii) all costs and expenses incurred in connection with the preparation, printing filing, shipping and distribution of the Registration Statement, each Pre-effective Prospectus and the Prospectus (including all exhibits and financial statements) and all amendments and supplements provided for herein, the Selling Shareholders' Powers of Attorney, the Custody Agreement, the "Agreement Among Underwriters" between the Representatives and the Underwriters, the Master Selected Dealers' Agreement, the Underwriters' Questionnaire and the Blue Sky memoranda (including related fees and expenses of counsel to the Underwriters) and this Agreement; (viii) all filing fees, attorneys' fees and expenses incurred by the Company or the Underwriters in connection with exemptions from the qualifying or registering (or obtaining qualification or registration of) all or any part of the Stock for offer and sale and determination of its eligibility for investment under the Blue Sky or other securities laws of such jurisdictions as the Representatives may designate; (ix) fees and expenses of counsel to the Underwriters; (x) all fees and expenses paid or incurred in connection with filings made with the NASD; and
(xi) all other costs and expenses incident to the performance of their obligations hereunder which are not


                                         18.

otherwise specifically provided for in this Section.

         (b) Each Selling Shareholder will pay (directly or by reimbursement) all fees and expenses incident to the performance of such Selling Shareholder's obligations under this Agreement which are not otherwise specifically provided for herein, including but not limited to any fees and expenses of counsel for such Selling Shareholder, such Selling Shareholder's pro rata share of fees and expenses of the Attorneys-in-fact and the Custodian and all expenses and taxes incident to the sale and delivery of the Stock to be sold by such Selling Shareholder to the Underwriters hereunder.

         (c) In addition to their other obligations under Section 6(a) hereof, the Company and each Selling Shareholder jointly and severally agrees (except for the Firm Selling Shareholder, whose obligation will not exceed a proportional amount based on the ratio of the number of shares of stock sold to the Underwriters by such Firm Selling Shareholder to the total number of Shares sold to the Underwriters) that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon (I) any statement or omission or any alleged statement or omission,
(ii) any act or failure to act or any alleged act or failure to act or (iii) any breach or inaccuracy in their representations and warranties, they will reimburse each Underwriter on a quarterly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's and each Selling Shareholder's obligation to reimburse each Underwriter for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, each Underwriter shall promptly return it to the Company and each Selling Shareholder, as the case may be, together with interest, compounded daily, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) announced from time to timed by _____________, New York, New York (the "Prime Rate"). Any such interim reimbursement payments which are not made to an Underwriter in a timely manner as provided below shall bear interest at the Prime Rate from the due date for such reimbursement. This expense reimbursement agreement will be in addition to any other liability which the Company or any Selling Shareholder may otherwise have. The request for reimbursement will be sent to the Company with a copy to each Selling Shareholder. In the event that the Company fails to make such reimbursement payment within thirty (30) days of the reimbursement request, the Representatives shall notify the Selling Shareholders of their obligation to make such reimbursement payments within fifteen (15) days; provided, however, that each Selling Shareholder shall be required to advance at such time only its pro rata portion of the reimbursement payment. To the extent that any Selling Shareholder fails to pay its pro rata portion in timely response to the Underwriters' request, the other Selling Shareholders shall be jointly and severally liable for such reimbursement payment and each shall render such payment to the Representatives within fifteen (15) days of written demand therefor by the Representatives.


                                         19.

         (d) In addition to its other obligations under Section 6(d) hereof, each Underwriter severally agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in Section 6(b) hereof which relates to information furnished to the Company pursuant to Section _____ hereof, it will reimburse the Company (and, to the extent applicable, each officer, director, controlling person or Selling Shareholder) on a quarterly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Underwriters' obligation to reimburse the Company (and, to the extent applicable, each officer, director, controlling person or Selling Shareholder) for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Company (and, to the extent applicable, each officer, director, controlling person or Selling Shareholder) shall promptly return it to the Underwriters together with interest, compounded daily, determined on the basis of the Prime Rate. Any such interim reimbursement payments which are not made to the Company within thirty
(30) days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

         (e) It is agreed that any controversy arising out of the operation of the interim reimbursement arrangements set forth in paragraph (c) and/or (d) of this Section 5, including the amounts of any requested reimbursement payments and the method of determining such amounts, shall be settled by arbitration conducted under the provisions of the Constitution and Rules of the Board of Governors of the New York Stock Exchange, Inc. or pursuant to the Code of Arbitration Procedure of the NASD. Any such arbitration must be commenced by service of a written demand for arbitration or written notice of intention to arbitrate, therein electing the arbitration tribunal. In the event the party demanding arbitration does not make such designation of an arbitration tribunal in such demand or notice, then the party responding to said demand or notice is authorized to do so. Such an arbitration would be limited to the operation of the interim reimbursement provisions contained in paragraph (c) and/or (d) of this Section 5 and would not resolve the ultimate propriety or enforceability of the obligation to reimburse expenses which is created by the provisions of
Section 6.

         6. INDEMNIFICATION AND CONTRIBUTION. (a) The Company and the Principal Selling Shareholders agree to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of the Securities Act and the respective officers, directors, partners, employees, representatives and agents of each of such Underwriter (collectively, the "Underwriter Indemnified Parties" and, each, an "Underwriter Indemnified Party"), against any losses, claims, damages, liabilities or expenses (including the reasonable cost of investigating and defending against any claims therefor and counsel fees incurred in connection therewith), joint or several, which may be based upon the Securities Act, or any other


                                         20.

statute or at common law, (i) on the ground or alleged ground that any Pre-effective Prospectus, the Registration Statement or the Prospectus (or any Pre-effective Prospectus, the Registration Statement or the Prospectus as from time to time amended or supplemented) includes or allegedly includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon, and in conformity with, written information furnished to the Company by any Underwriter, directly or through the Representatives, specifically for use in the preparation thereof or (ii) for any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Stock or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or expense arising out of or based upon matters covered by clause (i) above (provided that neither the Company nor any Principal Selling Shareholder shall be liable under this clause (ii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, or liability or expense resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct). The Company and the Principal Selling Shareholders will be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but if the Company and the Principal Selling Shareholders elects to assume the defense, such defense shall be conducted by counsel chosen by it and reasonably acceptable to the Underwriters. In the event the Company and the Principal Selling Shareholders elect to assume the defense of any such suit and retain such counsel, any Underwriter Indemnified Parties, defendant or defendants in the suit, may retain additional counsel but shall bear the fees and expenses of such counsel unless (i) the Company and the Principal Selling Shareholders shall have specifically authorized the retaining of such counsel or (ii) the parties to such suit include any such Underwriter Indemnified Parties, and the Company, the Principal Selling Shareholders and such Underwriter Indemnified Parties at law or in equity have been advised by counsel to the Underwriters that one or more legal defenses may be available to it or them which may not be available to the Company and the Principal Selling Shareholders, in which case neither the Company nor any Principal Selling Shareholder shall be entitled to assume the defense of such suit notwithstanding its obligation to bear the fees and expenses of such counsel. This indemnity agreement is not exclusive and will be in addition to any liability which the Company or any principal Selling Shareholder might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Underwriter Indemnified Party. In addition, in no event shall the liability of any Principal Selling Shareholder for indemnification under this Section 6(a) or for breach of representations or warranties under this Agreement exceed the net proceeds received by such Principal Selling Shareholder from the Underwriters in the offering.

         (b) The Firm Selling Shareholder agrees to indemnify and hold harmless each Underwriter Indemnified Party against any losses, claims, damages, liabilities or expenses (including, unless such Firm Selling Shareholder elects to assume the defense, the reasonable cost of investigating and defending against any claims therefor and counsel fees incurred in


                                         21.

connection therewith), joint or several, which may be based upon the Securities Act, or any other statute or at common law, on the ground or alleged ground that any Pre-effective Prospectus, the Registration Statement or the Prospectus (or any Pre-effective Prospectus, the Registration Statement or the Prospectus, as from time to time amended and supplemented) includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon, and in conformity with, written information furnished to the Company by any Underwriter, directly or through the Representatives, specifically for use in the preparation thereof. Such Firm Selling Shareholder shall be entitled to participate at his own expense in the defense, or, if such Firm Selling Shareholder so elects, to assume the defense of any suit brought to enforce any such liability, but, if such Firm Selling Shareholder elects to assume the defense, such defense shall be conducted by counsel chosen by him.
In the event that the Firm Selling Shareholder elects to assume the defense of any such suit and retain such counsel, the Underwriter Indemnified Parties, defendant or defendants in the suit, may retain additional counsel but shall bear the fees and expenses of such counsel unless (i) such Firm Selling Shareholder shall have specifically authorized the retaining of such counsel or
(ii) the parties to such suit include such Underwriter Indemnified Parties and such Firm Selling Shareholder and such Underwriter Indemnified Parties have been advised by counsel that one or more legal defenses may be available to it or them which may not be available to such Firm Selling Shareholder, in which case such Firm Selling Shareholder shall not be entitled to assume the defense of such suit notwithstanding its obligation to bear the fees and expenses of such counsel. This indemnity agreement is not exclusive and will be in addition to any liability which such Firm Selling Shareholder might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Underwriter Indemnified Party. The Company and the Firm Selling Shareholder may agree, as among themselves and without limiting the rights of the Underwriters under this Agreement, as to their respective amounts of such liability for which they each shall be responsible. In addition, in no event shall the liability of the Firm Selling Shareholder for indemnification under this Section 6(b) or for breach of representations or warranties under this Agreement exceed the net proceeds received by such Firm Selling Shareholder from the Underwriters in the offering and such liability shall not exceed a proportional amount based on the ratio of the number of shares of Stock sold to the Underwriters by such Firm Selling Shareholder to the total number of shares of Stock sold to the Underwriters.

         (c) Each Other Selling Shareholder agrees to indemnify and hold harmless each Underwriter Indemnified Party against any losses, claims, damages, liabilities or expenses (including, unless such Other Selling Shareholder elects to assume the defense, the reasonable cost of investigating and defending against any claims therefor and counsel fees incurred in connection therewith), joint or several, which may be based upon the Securities Act, or any other statute or at common law, on the ground or alleged ground that any Pre-effective Prospectus, the Registration Statement or the Prospectus (or any Pre-effective Prospectus, the Registration Statement or the Prospectus, as from time to time amended and supplemented) includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or


                                         22.

necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon, and in conformity with, written information furnished to the Company by any Underwriter, directly or through the Representatives, specifically for use in the preparation thereof. Such Other Selling Shareholder shall be entitled to participate at his own expense in the defense, or, if such Other Selling Shareholder so elects, to assume the defense of any suit brought to enforce any such liability, but, if such Other Selling Shareholder elects to assume the defense, such defense shall be conducted by counsel chosen by him.
In the event that any Other Selling Shareholder elects to assume the defense of any such suit and retain such counsel, the Underwriter Indemnified Parties, defendant or defendants in the suit, may retain additional counsel but shall bear the fees and expenses of such counsel unless (i) such Other Selling Shareholder shall have specifically authorized the retaining of such counsel or
(ii) the parties to such suit include such Underwriter Indemnified Parties and such Other Selling Shareholder and such Underwriter Indemnified Parties have been advised by counsel that one or more legal defenses may be available to it or them which may not be available to such Other Selling Shareholder, in which case such Other Selling Shareholder shall not be entitled to assume the defense of such suit notwithstanding its obligation to bear the fees and expenses of such counsel. This indemnity agreement is not exclusive and will be in addition to any liability which such Other Selling Shareholder might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Underwriter Indemnified Party. The Company and the Other Selling Shareholders may agree, as among themselves and without limiting the rights of the Underwriters under this Agreement, as to their respective amounts of such liability for which they each shall be responsible. In addition, in no event shall the liability of any Other Selling Shareholder for indemnification under this Section 6(c) or for breach of representations or warranties under this Agreement exceed the net proceeds received by such Other Selling Shareholder from the Underwriters in the offering.

         (d) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act (collectively, the "Company Indemnified Parties") and each Selling Shareholder and each person, if any, who controls a Selling Shareholder within the meaning of the Securities Act (collectively, the "Shareholder Indemnified Parties"), against any losses, claims, damages, liabilities or expenses (including, unless the Underwriter or Underwriters elect to assume the defense, the reasonable cost of investigating and defending against any claims therefor and counsel fees incurred in connection therewith), joint or several, which arise out of or are based in whole or in part upon the Securities Act, the Exchange Act or any other federal, state, local or foreign statute or regulation, or at common law, on the ground or alleged ground that any Pre-effective Prospectus, the Registration Statement or the Prospectus (or any Pre-effective Prospectus, the Registration Statement or the Prospectus, as from time to time amended and supplemented) includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, but only insofar as any such statement


                                         23.

or omission was made in reliance upon, and in conformity with, written information furnished to the Company by such Underwriter, directly or through the Representatives, specifically for use in the preparation thereof; provided, however, that in no case is such Underwriter to be liable with respect to any claims made against any Company Indemnified Party or Shareholder Indemnified Party against whom the action is brought unless such Company Indemnified Party or Shareholder Indemnified Party shall have notified such Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Company Indemnified Party or Shareholder Indemnified Party, but failure to notify such Underwriter of such claim shall not relieve it from any liability which it may have to any Company Indemnified Party or Shareholder Indemnified Party otherwise than on account of its indemnity agreement contained in this paragraph. Such Underwriter shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but, if such Underwriter elects to assume the defense, such defense shall be conducted by counsel chosen by it. In the event that any Underwriter elects to assume the defense of any such suit and retain such counsel, the Company Indemnified Parties or Shareholder Indemnified Parties and any other Underwriter or Underwriters or controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them, respectively. The Underwriter against whom indemnity may be sought shall not be liable to indemnify any person for any settlement of any such claim effected without such Underwriter's consent. This indemnity agreement is not exclusive and will be in addition to any liability which such Underwriter might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to any Company Indemnified Party or Shareholder Indemnified Party.

         (e) If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to herein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other from the offering of the Stock. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Shareholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The


                                         24.

relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Shareholders or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, defending, settling or compromising any such claim. Notwithstanding the provisions of this subsection
(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the shares of the Stock underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Underwriters' obligations to contribute are several in proportion to their respective underwriting obligations and not joint. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         7. SURVIVAL OF INDEMNITIES, REPRESENTATIONS, WARRANTIES, ETC. The respective indemnities, covenants, agreements, representations, warranties and other statements of the Company, the Selling Shareholders and the several Underwriters, as set forth in this Agreement or made by them respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Selling Shareholders, the Company or any of its officers or directors or any controlling person, and shall survive delivery of and payment for the Stock.

         8. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The respective obligations of the several Underwriters hereunder shall be subject to the accuracy, at and (except as otherwise stated herein) as of the date hereof and at and as of each of the Closing Dates, of the representations and warranties made herein by the Company and the Selling Shareholders, to compliance at and as of each of the Closing Dates by the Company and the Selling Shareholders with their covenants and agreements herein contained and other provisions hereof to be satisfied at or prior to each of the Closing Dates, and to the following additional conditions:

    (a) The Registration Statement shall have become effective and no stop order suspending the effectiveness thereof shall have been issued and no proceedings for that purpose shall have been initiated or, to the knowledge of the Company or the Representatives, shall be threatened by the Commission, and any request for additional information on the part of the Commission (to be included in the


                                         25.

         Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Representatives. Any filings of the Prospectus, or any supplement thereto, required pursuant to Rule 424(b) or Rule 434 of the Rules and Regulations, shall have been made in the manner and within the time period required by Rule 424(b) and Rule 434 of the Rules and Regulations, as the case may be.

    (b) The Representatives shall have been satisfied that there shall not have occurred any change, on a consolidated basis, prior to each of the Closing Dates in the condition (financial or otherwise), properties, business, management, prospects, net worth or results of operations of the Company and its subsidiaries considered as a whole, or any change in the capital stock, short term or long term debt of the Company and its subsidiaries considered as a whole, such that (i) the Registration Statement or the Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact which, in the opinion of the Representatives, is material, or omits to state a fact which, in the opinion of the Representatives, is required to be stated therein or is necessary to make the statements therein not misleading, or (ii) it is unpracticable in the reasonable judgment of the Representatives to proceed with the public offering or purchase the Stock as contemplated hereby.

    (c) The Representatives shall be satisfied that no legal or governmental action, suit or proceeding affecting the Company which is material and adverse to the Company or which affects or may affect the Company's or the Selling Shareholders' ability to perform their respective obligations under this Agreement shall have been instituted or threatened and there shall have occurred no material adverse development in any existing such action, suit or proceeding.

    (d) At the time of execution of this Agreement, the Representatives shall have received from KPMG Peat Marwick LLP, independent certified public accountants, a letter, dated the date hereof, in form and substance satisfactory to the Underwriters.

    (e) The Representatives shall have received from KPMG Peat Marwick LLP, independent certified public accountants, letters, dated each of the Closing Dates, to the effect that such accountants reaffirm, as of each of the Closing Dates, and as though made on each of the Closing Dates, the statements made in the letter furnished by such accountants pursuant to paragraph (d) of this Section 8.

    (f) The Representatives shall have received from Schuler, Messersmith & McNeill, counsel for the Company, opinions, dated each of the Closing Dates, to the effect set forth in Exhibit I hereto.


                                         26.

    (g) The Representatives shall have received from Schuler, Messersmith & McNeill, counsel for the Selling Shareholders, an opinion dated each of the Closing Dates to the effect set forth in Exhibit II hereto.

    (h) The Representatives shall have received from Brobeck, Phleger & Harrison LLP, counsel for the Underwriters, their opinions dated each of the Closing Dates with respect to the incorporation of the Company, the validity of the Stock, the Registration Statement and the Prospectus and such other related matters as it may reasonably request, and the Company and the Selling Shareholders shall have furnished to such counsel such documents as they may request for the purpose of enabling them to pass upon such matters.

    (i) The Representatives shall have received a certificates, dated each of the Closing Dates, of the chief executive officer or the President and the chief financial or accounting officer of the Company to the effect that:

         (i) No stop order suspending the effectiveness of the Registration Statement has been issued, and, to the best of the knowledge of the signers, no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act;

         (ii) Neither any Pre-effective Prospectus, as of its date, nor the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, as of the time when the Registration Statement became effective and at all times subsequent thereto up to the delivery of such certificate, included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

         (iii) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as set forth or contemplated in the Prospectus, neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, nor entered into any material transactions not in the ordinary course of business and there has not been any material adverse change in the condition (financial or otherwise), properties, business, management, prospects, net worth or results of operations of the Company and its subsidiaries considered as a whole, or any change in the capital stock, short-term or long-term debt of the Company and its subsidiaries considered as a whole;

         (iv) The representations and warranties of the Company in this Agreement are true and correct at and as of each of the Closing Dates, and the Company


                                         27.

                has complied with all the agreements and performed or satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Dates; and

         (v) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as disclosed in or contemplated by the Prospectus, (i) there has not been any material adverse change or a development involving a material adverse change in the condition (financial or otherwise), properties, business, management, prospects, net worth or results of operations of the Company and its subsidiaries considered as a whole; (ii) the business and operations conducted by the Company and its subsidiaries have not sustained a loss by strike, fire, flood, accident or other calamity (whether or not insured) of such a character as to interfere materially with the conduct of the business and operations of the Company and its subsidiaries considered as a whole; (iii) no legal or governmental action, suit or proceeding is pending or threatened against the Company which is material to the Company, whether or not arising from transactions in the ordinary course of business, or which may materially and adversely affect the transactions contemplated by this Agreement; (iv) since such dates and except as so disclosed, the Company has not incurred any material liability or obligation, direct, contingent or indirect, made any change in its capital stock (except pursuant to its stock plans), made any material change in its short-term or funded debt or repurchased or otherwise acquired any of the Company's capital stock; and (v) the Company has not declared or paid any dividend, or made any other distribution, upon its outstanding capital stock payable to stockholders of record on a date prior to the Closing Date.

    (j) The Representatives shall have received a certificate or certificates, dated each of the Closing Dates, of the Attorney-in-fact, on behalf of the Selling Shareholders, to the effect that as of each of the Closing Dates its representations and warranties in this Agreement are true and correct as if made on and as of each of the Closing Dates, and that it has performed all its obligations and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Dates.

    (k) The Company and each of the Selling Shareholders shall have furnished to the Representatives such additional certificates as the Representatives may have reasonably requested as to the accuracy, at and as of each of the Closing Dates, of the representations and warranties made herein by them and as to compliance at and as of each of the Closing Dates by them with their covenants and agreements herein contained and other provisions hereof to be satisfied at or prior to each of the Closing Dates, and as to satisfaction of the other conditions to the obligations of the Underwriters hereunder.


                                         28.

    (l) Cowen shall have received the written agreements, substantially in the form of Exhibit II hereto, of the officers, directors and holders of Common Stock listed in Schedule C that each will not offer, sell, assign, transfer, encumber, contract to sell, grant an option to purchase or otherwise dispose of, other than by operation of law, gifts, pledges or dispositions by estate representatives, any shares of Common Stock (including, without limitation, Common Stock which may be deemed to be beneficially owned by such officer, director or holder in accordance with the Rules and Regulations) during the 120 days following the date of the final Prospectus, except for the Stock being sold hereunder by the Selling Shareholders.

    (m) The Nasdaq National Market shall have approved the stock for listing, subject only to official notice of issuance.

         All opinions, certificates, letters and other documents will be in compliance with the provisions hereunder only if they are satisfactory in form and substance to the Representatives. The Company will furnish to the Representatives conformed copies of such opinions, certificates, letters and other documents as the Representatives shall reasonably request. If any of the conditions hereinabove provided for in this Section shall not have been satisfied when and as required by this Agreement, this Agreement may be terminated by the Representatives by notifying the Company of such termination in writing or by telegram at or prior to each of the Closing Dates, but Cowen, on behalf of the Representatives, shall be entitled to waive any of such conditions.

         9. EFFECTIVE DATE. This Agreement shall become effective immediately as to Sections 5, 6, 7, 9, 10, 11, 13, 14, 15, 16 and 17 and, as to all other provisions, at 11:00 a.m. New York City time on the first full business day following the effectiveness of the Registration Statement or at such earlier time after the Registration Statement becomes effective as the Representatives may determine on and by notice to the Company or by release of any of the Stock for sale to the public. For the purposes of this Section 9, the Stock shall be deemed to have been so released upon the release for publication of any newspaper advertisement relating to the Stock or upon the release by you of telegrams (i) advising Underwriters that the shares of Stock are released for public offering or (ii) offering the Stock for sale to securities dealers, whichever may occur first.

         10.  TERMINATION.  This Agreement (except for the provisions of
Section 5) may be terminated by the Company at any time before it becomes effective in accordance with Section 9 by notice to the Representatives and may be terminated by the Representatives at any time before it becomes effective in accordance with Section 9 by notice to the Company. In the event of any termination of this Agreement under this or any other provision of this Agreement, there shall be no liability of any party to this Agreement to any other party, other than as provided in Sections 5, 6 and 11 and other than as provided in Section 12 as to the liability of defaulting Underwriters.


                                         29.

         This Agreement may be terminated after it becomes effective by the Representatives by notice to the Company (i) if at or prior to the First Closing Date trading in securities on any of national exchanges or the Nasdaq National Market shall have been suspended or minimum or maximum prices shall have been established on any such exchange or market, or a banking moratorium shall have been declared by New York or United States authorities; (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) if at or prior to the First Closing Date there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power or of any other insurrection or armed conflict involving the United States or (B) any change in financial markets or any calamity or crisis which, in the judgment of the Representatives, makes it impractical or inadvisable to offer or sell the Stock on the terms contemplated by the Prospectus; (iv) if there shall have been any development or prospective development involving particularly the business or properties or securities of the Company or any of its subsidiaries or the transactions contemplated by this Agreement, which, in the judgment of the Representatives, makes it impracticable or inadvisable to offer or deliver the Stock on the terms contemplated by the Prospectus; (v) if there shall be any litigation or proceeding, pending or threatened, which, in the judgment of the Representatives, makes it impracticable or inadvisable to offer or deliver the on the terms contemplated by the Prospectus; or (vi) if there shall have occurred any of the events specified in the immediately preceding clauses (i) to (v) together with any other such event that makes it, in the judgment of the Representatives, impractical or inadvisable to offer or deliver the Stock on the terms contemplated by the Prospectus.

         11. REIMBURSEMENT OF UNDERWRITERS. Notwithstanding any other provisions hereof, if this Agreement shall not become effective by reason of any election of the Company or the Selling Shareholders pursuant to the first paragraph of Section 10 or shall be terminated by the Representatives under
Section 8 or Section 10, the Company will bear and pay the expenses specified in
Section 5 hereof and, in addition to their obligations pursuant to Section 6 hereof, the Company will reimburse the reasonable out-of-pocket expenses of the several Underwriters (including reasonable fees and disbursements of counsel for the Underwriters) incurred in connection with this Agreement and the proposed purchase of the Stock, and promptly upon demand the Company will pay such amounts to you as Representatives.

         12. SUBSTITUTION OF UNDERWRITERS. If any Underwriter or Underwriters shall default in its or their obligations to purchase shares of Stock hereunder and the aggregate number of shares which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed ten percent (10%) of the total number of shares underwritten, the other Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the shares which such defaulting Underwriter or Underwriters agreed but failed to purchase. If any Underwriter or Underwriters shall so default and the aggregate number of shares with respect to which such default or defaults occur is more than ten percent (10%) of the total number of shares underwritten and arrangements satisfactory to the Representatives and the Company for the purchase of such shares by other persons are not made within forty-eight (48)


                                         30.

hours after such default, this Agreement shall terminate.

         If the remaining Underwriters or substituted Underwriters are required hereby or agree to take up all or part of the shares of Stock of a defaulting Underwriter or Underwriters as provided in this Section 12, (i) the Company and the Selling Shareholders shall have the right to postpone the Closing Dates for a period of not more than five (5) full business days in order that the Company and the Selling Shareholders may effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees promptly to file any amendments to the Registration Statement or supplements to the Prospectus which may thereby be made necessary, and (ii) the respective numbers of shares to be purchased by the remaining Underwriters or substituted Underwriters shall be taken as the basis of their underwriting obligation for all purposes of this Agreement. Nothing herein contained shall relieve any defaulting Underwriter of its liability to the Company, the Selling Shareholders or the other Underwriters for damages occasioned by its default hereunder. Any termination of this Agreement pursuant to this Section 12 shall be without liability on the part of any non-defaulting Underwriter, the Selling Shareholders or the Company, except for expenses to be paid or reimbursed pursuant to Section 5 and except for the provisions of Section 6.

         13. NOTICES. All communications hereunder shall be in writing and, if sent to the Underwriters shall be mailed, delivered or telegraphed and confirmed to you, as their Representatives c/o Cowen & Company at Financial Square, New York, New York 10005, Attention: Adam Green, with a copy to Brobeck, Phleger & Harrison at Two Embarcadero Road, 2200 Geng Road, Palo Alto, California 94303, Attention: Edward M. Leonard, Esq. except that notices given to an Underwriter pursuant to Section 6 hereof shall be sent to such Underwriter at the address furnished by the Representatives or, if sent to the Company, shall be mailed, delivered or telegraphed and confirmed c/o SBS Technologies, Inc. at AFC Building 5, 2400 Louisiana Boulevard, N.E., Suite 600, Albuquerque, New Mexico 87110, Attention: Mr. Christopher J. Amenson, with a copy to Schuler, Messersmith & McNeill, 5700 Harper Drive, NE, Suite 430, Albuquerque, New Mexico 87109, Attention: Alison Schuler, Esq..

         14. SUCCESSORS. This Agreement shall inure to the benefit of and be binding upon the several Underwriters, the Company and the Selling Shareholders and their respective successors and legal representatives. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person other than the persons mentioned in the preceding sentence any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Company and the Selling Shareholders contained in this Agreement shall also be for the benefit of the person or persons, if any, who control any Underwriter or Underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the indemnities of the several Underwriters shall also be for the benefit of


                                         31.

each director of the Company, each of its officers who has signed the Registration Statement and the person or persons, if any, who control the Company or any Selling Shareholders within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

         15. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         16. AUTHORITY OF THE REPRESENTATIVES. In connection with this Agreement, you will act for and on behalf of the several Underwriters, and any action taken under this Agreement by Cowen, as Representative, will be binding on all the Underwriters; and any action taken under this Agreement by any of the Attorneys-in-fact will be binding on all the Selling Shareholders.

         17. PARTIAL UNENFORCEABILITY. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

         18. GENERAL. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

         In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company, the Selling Shareholders and the Representatives.

         19. COUNTERPARTS. This Agreement may be signed in two (2) or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         Any person executing and delivering this Agreement as Attorney-in-fact for a Selling Shareholder represents by so doing that he has been duly appointed as Attorney-in-fact by such Selling Shareholder pursuant to a validly existing and binding Power of Attorney which authorizes such Attorney-in-fact to take such action.


                                         32.

         If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us.

                             Very truly yours,

                             SBS TECHNOLOGIES, INC.


                             By:
                                -----------------------------------------------
                                   President


                             SELLING SHAREHOLDERS LISTED IN SCHEDULE B


                             By:  [Attorney-in-fact]
                                  Acting on his own behalf and on behalf of the
                             Selling Shareholders listed in Schedule B.


                             By:
                                -----------------------------------------------
                                  Attorney-in-fact

Accepted and delivered in
San Francisco as of
the date first above written.

COWEN & COMPANY
SOUNDVIEW FINANCIAL GROUP, INC.
   Acting on their own behalf and as
   Representatives of several Underwriters
   referred to in the foregoing Agreement.

By:  COWEN & COMPANY
By:  Cowen Incorporated,
         its general partner

    By:
       ----------------------------
         John P. Dunphy


                                         33.

         Managing Director - Syndicate


                                         34.

                                      SCHEDULE A


                                                        Number       Number of
                                                       of Firm        Optional
                                                        Shares         Shares
                                                        to be          to be
                                                      Purchased      Purchased
                                                      ---------      ---------
Name
----
Cowen & Company. . . . . . . . . . . . . . . . .
SoundView Financial Group, Inc.. . . . . . . . .














    Total
                                                      ---------      ---------

                                                      ---------      ---------
                                                      ---------      ---------

                                      SCHEDULE B


                                                        Number       Number of
                                                       of Firm        Optional
                                                        Shares         Shares
                                                        to be          to be
                                                         Sold           Sold
                                                       --------      ---------
SBS Technologies, Inc.                                1,580,000           0


Principal Selling Shareholders                             0
------------------------------

Andrew C. Cruce, Ph.D.                                     0           100,000

Christopher J. Amenson                                     0            33,000
The Selling Shareholder
-----------------------
A. Wade Black                                           120,000         80,000
Other Selling Shareholders
--------------------------


J. Kenneth Boyette                                                      27,000

Scott A. Alexander                                                      30,000

[D. H. Blair]                                          100,000



    Total
                                                      ---------      ---------
                                                      1,800,000        270,000
                                                      ---------      ---------
                                                      ---------      ---------

                                      SCHEDULE C

                                       Lockups

                        [Form of Opinion of Issuer's Counsel]


                                                                       Exhibit I
We are of the opinion that:

1. The Company and each of its subsidiaries have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, are duly qualified to do business and are in good standing as foreign corporations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and conduct the businesses in which they are engaged;

2. The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock off the Company have been duly and validly authorized and issued, are fully paid and non-assessable and all of the Shares to be issued and sold by the Company to the Underwriters pursuant to the Underwriting Agreement have been duly and validly authorized and, when issued and delivered against payment therefor as provided for in the Underwriting Agreement, shall be duly and validly issued, fully paid and non-assessable; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid, non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

3. There are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any of the Shares pursuant to the Company's Certificate of Incorporation or By-Laws or any agreement or other instrument;

4. There are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its Subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, could have a material adverse effect on the Company and its subsidiaries; and, to the best of our knowledge, no such proceedings are threatened or contemplated by governmental authorities or other third parties;

5. The Company and each of its subsidiaries own or possess all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the Prospectus as being owned by them or any of them or necessary for the conduct of their respective businesses, and the Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company or any of its subsidiaries with respect to the foregoing. The Company's business as now conducted and as proposed to be conducted does not and will not infringe or conflict with any patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses or other intellectual property or franchise right of any person;

6. The Company and each of its subsidiaries have, and the Company and each of its subsidiaries as of the Closing Dates will have, good and marketable title in fee simple to all real property and good and marketable title to all personal property owned or proposed to be owned by them which is material to the business of the Company or any of its subsidiaries, in each case free and clear of all liens, encumbrances and defects; and any real property and buildings held under lease by the Company and its subsidiaries or proposed to be held after giving effect to the transactions described in the Prospectus are, or will be as of the Closing Dates, held by them under valid, subsisting and enforceable leases with such exceptions as would not have a material adverse effect on the Company and its subsidiaries considered as a whole;

7. The Company has full corporate power and authority to enter into the Underwriting Agreement and to perform its obligations thereunder (including to issue, sell and deliver the Shares), and the Underwriting Agreement has been duly and validly authorized, executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or the public policy underlying such laws;

8. The execution, delivery and performance of the Underwriting Agreement and the consummation of the transactions therein contemplated will not result in a breach or violation of any of the terms or provisions of or constitute a default under any indenture, mortgage, deed of trust, note agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them or any of their properties is or may be bound, the Certificate of Incorporation, By-laws or other organizational documents of the Company or any of its subsidiaries, or any law, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or result in the creation of a lien;

9. No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by the Underwriting Agreement, except such as may be required by the National Association of Securities Dealers, Inc. (the "NASD") or under the Securities Act or the securities or "Blue Sky" laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Underwriters;

10. The Company and each of its subsidiaries are in compliance with, and conduct their businesses in conformity with, all applicable federal, state, local and foreign laws, rules and regulations, including, but not limited to, those of any governmental agency, court or tribunal; to the best of our knowledge, no prospective change in any of such federal, state, local or foreign laws, rules or regulations has been adopted which, when made effective, would have a material adverse effect on the operations of the Company and its subsidiaries. The Company and its subsidiaries are in compliance with all applicable federal, state, local and foreign laws and regulations relating to the protection of human health or the environment or imposing liability or requiring standards of conduct concerning any Hazardous Materials;

11. The Registration Statement was declared effective under the Securities Act as of __________, 1996, the Prospectus was filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations on __________, 1996 and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose is pending or, to the best of our knowledge, threatened by the Commission;

12. The documents incorporated by reference in the Prospectus (except for any financial statements and schedules and financial and statistical information included in such documents as to which such counsel need express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder;

13. The Registration Statement and the Prospectus and any amendments or supplements thereto comply as to form in all respects with the requirements of the Securities Act and the Rules and Regulations and the documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, complied as to form in all respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the Rules and Regulations; and any amendment or supplement to any such incorporated document, when they became effective or were filed with the Commission, as the case may be, complied as to form in all respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the Rules and Regulations;

14. To the best of our knowledge, there are no contracts or other documents which are required by the Securities Act or by the Rules and Regulations to be described in the Prospectus or filed as exhibits to the Registration Statement which have not been described in the Prospectus or filed as exhibits to the Registration Statement or incorporated therein by reference as permitted by the Rules and Regulations;

15. Other than as described in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right (other than rights which have been waived or satisfied) to require the Company to file a registration statement under the Securities Act with respect to any securities of the

    Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to this Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act;

16. The descriptions in the Registration Statement and Prospectus of statutes, rules, regulations, legal or governmental proceedings, contracts and other documents are accurate and such descriptions fairly present the information required to be disclosed; and to the best of our knowledge, there are no legal or governmental proceedings, statutes, ruler or regulations, or any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required;

17. The statements under the captions "Risk Factors"; and "Business-Government Regulation," to the extent they reflect matters of federal law arising under the laws of the United States or legal conclusions relating to such law, accurately summarize and fairly present the legal and regulatory matters described therein:

18. The Company has complied with all provisions of Section 517.075 of the Florida Statutes (Chapter 92 - 198; Laws of Florida); and

19. The Company and each of its subsidiaries are not, nor will they be immediately after receiving the proceeds from the sale of the Shares, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

    The foregoing opinion is limited to matters governed by the Federal laws of the United States of America, the general corporate law of the State of New Mexico and the laws of the State of New York.

    We have acted as counsel to the Company on a regular basis, have acted as counsel to the Company in connection with previous financing transactions and have acted as counsel to the Company in connection with the preparation and filing of the Registration Statement and the Prospectus, and based on the foregoing, no facts have come to our attention which lead us to believe that (i) the Registration Statement or any amendment thereto, as of the Effective Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus contains any untrue statement of a material fact or omits to state a material fact Required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) any document incorporated by reference in the Prospectus or any amendment or supplement to any such incorporated document made by the Company, when they became effective or were filed with the Commission, as the case may be, contained, in the case of a registration statement which became effective under the

Securities Act, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or, in the case of documents filed under the Exchange Act with the Commission, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  [Form of Opinion of Selling Shareholders' Counsel]


                                                                      Exhibit II
We are of the opinion that:

1. To the best of such counsel's knowledge, this Agreement and the Power of Attorney and Custody Agreement have been duly authorized, executed and delivered by or on behalf of each of the Selling Shareholders; the Agent has been duly and validly authorized to act as the custodian of the Common Shares to be sold by each such Selling Shareholder in accordance with the terms and provisions of the Power of Attorney and Custody Agreement; and the performance of this Agreement and the Power of Attorney and Custody Agreement and the consummation of the transactions herein contemplated by the Selling Shareholders will not result in a breach of, or constitute a default under, any indenture, mortgage, deed of trust, trust (constructive or other), loan agreement, lease, franchise, license or other agreement or instrument to which any of the Selling Shareholders is a party or by which any of the Selling Shareholders or any of their properties may be bound, or violate any statute, judgment, decree, order, rule or regulation known to such counsel of any court or governmental body having jurisdiction over any of the Selling Shareholders or any of their properties; and to the best of such counsel's knowledge, no approval, authorization, order or consent of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of this Agreement or the Power of Attorney and Custody Agreement or the consummation by the Selling Shareholders of the transactions contemplated by this Agreement, except such as have been obtained and are in full force and effect under the Act and such as may be required under the rules of the NASD and applicable Blue Sky laws;

2. To the best of such counsel's knowledge, each of the Selling Shareholders has good and marketable title to such Common Shares so sold, free and clear of all liens, encumbrances, equities, claims, restrictions, security interests, voting trusts, or other defects of title whatsoever, has been transferred to the Underwriters (whom counsel may assume to be bona fide purchasers) (assuming payment in full therefor by such Underwriters) who have purchased such Common Shares hereunder; and

3. To the best of such counsel's knowledge, this Agreement and the Power of Attorney and Custody Agreement are valid and binding agreements of each of the Selling Shareholders in accordance with their terms except as enforceability may be limited by general equitable principles, bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and except with respect to those provisions relating to indemnities or contributions for liabilities under the Act, as to which no opinion need be expressed.

4. No transfer taxes are required to be paid in connection with the sale and delivery of the Common Shares to the Underwriters hereunder.